Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 8, 2007

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GLOBAL SUNRISE, INC.

(Name of Small Business issuer in its charter)

                   COLORAD0                                333-137076              20-343739 1

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

1428 Second Avenue
Suite 2C
New York, NY 10028

(Address of principal executive offices)

                                                                          (718) 909-5080

                                                     (Registrant’s telephone number)

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 Item 8 01. Other Events

On  January 8, 2007 the Board of Directors of the registrant passed unanimously a resolution authorizing a forward split of the issued and outstanding shares on a ten to one (10 - 1) basis bringing the total common shares issued and outstanding to 52,000,000

A copy of the minutes of the meeting is including in this document as Exhibit 99.2

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1

Board Minutes – January 8th, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 9, 2007

Global Sunrise, Inc.

/s/ Brant  Hodyno

     Brant  Hodyno, President

/s/ Peter Hodyno

     Peter Hodyno, Secretary

Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

GLOBAL SUNRISE, INC.

January 8th, 2007

A telephone meeting of the Board of Directors of Global Sunrise Inc. (the “Corporation”), was held on January 8th at 9:00 AM Eastern Standard Time.

Directors participating in the meeting were:

Brant E. Hodyno and Peter Hodyno

The Board unanimously resolved the following:

RESOLVED:

that the Board take all necessary steps to achieve a forward split of the corporation’s issued and outstanding common stock on  Ten to One (10 - 1) basis bring the issued and outstanding shares to 52,000,000.

There being no further business, the meeting was adjourned.

/s/ Peter Hodyno

s/s Brant Hodyno

    Peter Hodyno, Secretary

     Brant Hodyno, President and Chairman of the Board